UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2019

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In 2018, the Compensation Committee of the Board of Directors of LKQ Corporation (the "Compensation Committee") began discussions regarding possible changes to the executive officer compensation program to better align the performance measures of the incentive compensation components with our business objectives. The Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent executive compensation advisor, to review our executive officer compensation program, benchmark it against our peer group and offer any recommendations for changes. On February 25, 2019, the Compensation Committee approved the following modifications to the executive officer compensation program commencing with 2019 compensation:

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Changed the performance measures for the annual bonus opportunity to (i) earnings before interest, taxes, depreciation and amortization (EBITDA), (ii) EBITDA as a percent of revenue, and (iii) Free Cash Flow;

•	Changed the performance measures of the three-year cash long term incentive award to (i) organic revenue growth percentage, (ii) Adjusted earnings per share, and (iii) return on invested capital; and

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Established a new performance-based three-year restricted stock unit program with the performance measures being the same as the revised three-year cash incentive award, and allocated 50% of each executive officer’s three-year incentive award to this equity-based component and 50% to the three-year cash incentive award.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 27, 2019

LKQ CORPORATION

By:	/s/ Varun Laroyia
Varun Laroyia
Executive Vice President and Chief Financial Officer